                                                                       EXHIBIT B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                           DECEMBER 31,     SEPTEMBER 30,
                                                               2003             2004
                                                           ------------     -------------
CURRENT ASSETS:
   Cash and cash equivalents ..........................    $     86,922     $      20,202
   Investment in Time Warner common stock .............         389,302           349,256
   Accounts receivable, net ...........................         566,260           600,523
   Accrued unbilled revenues ..........................         395,351           188,246
   Fuel stock .........................................         160,368           241,696
   Materials and supplies .............................          82,867            76,612
   Non-trading derivative assets ......................          45,897            89,677
   Taxes receivable ...................................         228,746           229,065
   Prepaid expenses ...................................          21,926            12,018
   Other ..............................................          77,227           100,991
   Current assets of discontinued operations ..........         301,765           606,018
                                                           ------------     -------------
     Total current assets .............................       2,356,631         2,514,304
                                                           ------------     -------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment ......................      10,569,517        10,830,910
   Less accumulated depreciation and amortization .....      (2,484,593)       (2,708,119)
                                                           ------------     -------------
     Property, plant and equipment, net ...............       8,084,924         8,122,791
                                                           ------------     -------------

OTHER ASSETS:
   Goodwill, net ......................................       1,740,510         1,740,510
   Other intangibles, net .............................          59,111            58,266
   Regulatory assets ..................................       4,930,793         3,227,201
   Non-trading derivative assets ......................          11,273            25,325
   Other ..............................................         335,552           323,048
   Non-current assets of discontinued operations ......       3,942,296         3,574,598
                                                           ------------     -------------
     Total other assets ...............................      11,019,535         8,948,948
                                                           ------------     -------------

       TOTAL ASSETS ...................................    $ 21,461,090     $  19,586,043
                                                           ============     =============

                                                                       EXHIBIT B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                           DECEMBER 31,     SEPTEMBER 30,
                                                                               2003             2004
                                                                           ------------     -------------
CURRENT LIABILITIES:
   Short-term borrowings ..............................................    $     63,135     $       1,828
   Current portion of transition bond long-term debt ..................          41,189            46,806
   Current portion of other long-term debt ............................         119,603           488,586
   Indexed debt securities derivative .................................         321,352           278,103
   Accounts payable ...................................................         588,883           445,183
   Taxes accrued ......................................................         154,916           141,685
   Interest accrued ...................................................         164,521           149,961
   Non-trading derivative liabilities .................................           8,036             9,299
   Regulatory liabilities .............................................         186,239           217,846
   Accumulated deferred income taxes, net .............................         345,870           365,125
   Other ..............................................................         276,392           274,343
   Current liabilities of discontinued operations .....................         332,125           353,947
                                                                           ------------     -------------
     Total current liabilities ........................................       2,602,261         2,772,712
                                                                           ------------     -------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net .............................       2,166,032         1,851,670
   Unamortized investment tax credits .................................          61,197            55,567
   Non-trading derivative liabilities .................................           3,330            11,919
   Benefit obligations ................................................         818,061           749,250
   Regulatory liabilities .............................................       1,358,030         1,114,515
   Other ..............................................................         457,255           258,091
   Non-current liabilities of discontinued operations .................       1,277,760         1,461,097
                                                                           ------------     -------------
     Total other liabilities ..........................................       6,141,665         5,502,109
                                                                           ------------     -------------

LONG-TERM DEBT:
   Transition bonds ...................................................         675,665           628,893
   Other ..............................................................      10,102,269         9,826,790
                                                                           ------------     -------------
     Total long-term debt .............................................      10,777,934        10,455,683
                                                                           ------------     -------------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN DISCONTINUED OPERATIONS ..........................         178,673           215,953

SHAREHOLDERS' EQUITY:
   Common stock (305,385,434 shares and 307,771,218 shares outstanding
     at December 31, 2003 and September 30, 2004, respectively) .......           3,063             3,078
   Additional paid-in capital .........................................       2,868,416         2,888,485
   Unearned ESOP stock ................................................          (2,842)                -
   Retained deficit ...................................................        (700,033)       (1,797,041)
   Accumulated other comprehensive loss ...............................        (408,047)         (454,936)
                                                                           ------------     -------------
     Total shareholders' equity .......................................       1,760,557           639,586
                                                                           ------------     -------------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....................    $ 21,461,090     $  19,586,043
                                                                           ============     =============

                                                                       EXHIBIT B

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                DECEMBER 31,     SEPTEMBER 30,
                                                                    2003             2004
                                                                ------------     -------------
CURRENT ASSETS:
   Cash and cash equivalents ...............................    $     30,720     $       3,766
   Accounts and notes receivable, net ......................          91,332           297,108
   Accounts receivable - affiliated companies, net .........           3,897                 -
   Accrued unbilled revenues ...............................          71,507            92,350
   Materials and supplies ..................................          56,008            49,701
   Taxes receivable ........................................         184,634            53,097
   Prepaid expenses ........................................           8,579             3,575
   Other ...................................................           5,630             3,226
                                                                ------------     -------------
     Total current assets ..................................         452,307           502,823
                                                                ------------     -------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment ...........................       6,084,665         6,195,372
   Less accumulated depreciation and amortization ..........      (2,040,382)       (2,156,656)
                                                                ------------     -------------
     Property, plant and equipment, net ....................       4,044,283         4,038,716
                                                                ------------     -------------

OTHER ASSETS:
   Other intangibles, net ..................................          39,010            38,529
   Regulatory assets .......................................       4,896,439         3,193,923
   Accounts and notes receivable - affiliated companies ....         814,513           814,513
   Other ...................................................          79,770            93,393
                                                                ------------     -------------
     Total other assets ....................................       5,829,732         4,140,358
                                                                ------------     -------------

       TOTAL ASSETS ........................................    $ 10,326,322     $   8,681,897
                                                                ============     =============

                                                                       EXHIBIT B

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                         LIABILITIES AND MEMBER'S EQUITY

                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    2003            2004
                                                                ------------    -------------
CURRENT LIABILITIES:
   Current portion of transition bond long-term debt .......    $     41,189    $      46,806
   Accounts payable ........................................          35,771           39,181
   Accounts payable - affiliated companies, net ............               -           21,612
   Notes payable - affiliated companies, net ...............         113,179          144,484
   Taxes accrued ...........................................          82,650           70,143
   Interest accrued ........................................          64,769           35,882
   Regulatory liabilities ..................................         185,812          217,419
   Other ...................................................          62,085           73,963
                                                                ------------    -------------
     Total current liabilities .............................         585,455          649,490
                                                                ------------    -------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net ..................       1,799,926        1,356,096
   Unamortized investment tax credits ......................          55,845           50,617
   Benefit obligations .....................................          83,236           90,998
   Regulatory liabilities ..................................         923,038          673,078
   Notes payable - affiliated companies ....................         379,900          150,850
   Accounts payable - affiliated companies .................         398,984          303,360
   Other ...................................................          11,424           19,671
                                                                ------------    -------------
     Total other liabilities ...............................       3,652,353        2,644,670
                                                                ------------    -------------

LONG-TERM DEBT:
   Transition bonds ........................................         675,665          628,893
   Other ...................................................       2,672,019        2,902,807
                                                                ------------    -------------
     Total long-term debt ..................................       3,347,684        3,531,700
                                                                ------------    -------------

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY:
   Common stock ............................................               1                1
   Paid-in capital .........................................       2,190,111        2,190,111
   Retained earnings (deficit) .............................         550,718         (334,075)
                                                                ------------    -------------
     Total member's equity .................................       2,740,830        1,856,037
                                                                ------------    -------------

       TOTAL LIABILITIES AND MEMBER'S EQUITY ...............    $ 10,326,322    $   8,681,897
                                                                ============    =============

                                                                       EXHIBIT B

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                                     DECEMBER 31,    SEPTEMBER 30,
                                                                        2003            2004
                                                                     ------------    -------------
CURRENT ASSETS:
  Cash and cash equivalents .....................................    $     34,447    $      16,466
  Accounts and notes receivable, net ............................         462,988          294,565
  Accrued unbilled revenue ......................................         323,844           95,896
  Accounts and notes receivable - affiliated companies, net .....              --          124,396
  Materials and supplies ........................................          26,859           26,911
  Natural gas inventory .........................................         160,367          241,696
  Non-trading derivative assets .................................          45,897           89,677
  Taxes receivable ..............................................          32,023           10,935
  Prepaid expenses ..............................................          11,104            4,503
  Other .........................................................          71,597           97,682
                                                                     ------------    -------------
    Total current assets ........................................       1,169,126        1,002,727
                                                                     ------------    -------------

PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment .................................       4,086,750        4,222,530
  Less accumulated depreciation .................................        (351,189)        (444,791)
                                                                     ------------    -------------
    Property, plant and equipment, net ..........................       3,735,561        3,777,739
                                                                     ------------    -------------

OTHER ASSETS:
  Goodwill ......................................................       1,740,510        1,740,510
  Other intangibles, net ........................................          20,101           19,736
  Non-trading derivative assets .................................          11,273           25,325
  Accounts and notes receivable - affiliated companies, net .....          33,929           24,595
  Other .........................................................         142,162          141,580
                                                                     ------------    -------------
    Total other assets ..........................................       1,947,975        1,951,746
                                                                     ------------    -------------

         TOTAL ASSETS ...........................................    $  6,852,662    $   6,732,212
                                                                     ============    =============

                                                                       EXHIBIT B

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                     2003             2004
                                                                  ------------    -------------
CURRENT LIABILITIES:
  Short-term borrowings ......................................    $     63,000    $           -
  Current portion of long-term debt ..........................               -          366,873
  Accounts payable ...........................................         528,394          385,739
  Accounts and notes payable - affiliated companies, net .....          23,351                -
  Taxes accrued ..............................................          65,636           69,181
  Interest accrued ...........................................          58,505           51,930
  Customer deposits ..........................................          58,372           57,789
  Non-trading derivative liabilities .........................           6,537            9,299
  Accumulated deferred income taxes, net .....................           8,856           25,411
  Other ......................................................         125,132          121,579
                                                                  ------------    -------------
      Total current liabilities ..............................         937,783        1,087,801
                                                                  ------------    -------------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net .....................         645,125          646,694
  Non-trading derivative liabilities .........................           3,330           11,919
  Benefit obligations ........................................         130,980          128,712
  Other ......................................................         571,005          572,107
                                                                  ------------    -------------
      Total other liabilities ................................       1,350,440        1,359,432
                                                                  ------------    -------------

LONG-TERM DEBT ...............................................       2,370,974        2,001,366
                                                                  ------------    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock ...............................................               1                1
  Paid-in capital ............................................       1,985,254        1,985,273
  Retained earnings ..........................................         173,682          243,890
  Accumulated other comprehensive income .....................          34,528           54,449
                                                                  ------------    -------------
      Total stockholder's equity .............................       2,193,465        2,283,613
                                                                  ------------    -------------

          TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .........    $  6,852,662    $   6,732,212
                                                                  ============    =============